                                                         Exhibit 23.6

                                [LETTERHEAD]


June 29, 1998


Houlihan Lokey has reviewed all references to itself contained in the Registration Statement on Form S-4, and consents thereto.


HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS, INC.

/s/ Houlihan Lokey Howard & Zukin Financial Advisors, Inc.